Exhibit 99.1

For Release: 1:45 p.m. ET

July 1, 2009

GM June Retail Sales Up 10 Percent Compared With May;

176,571 Total Deliveries Were Down 33.6 Percent

Compared With A Year Ago

•	Retail improvements reflect increasing consumer confidence in GM’s long-term viability: Compared with May, 20 percent jump in cars, 13 percent boost in crossover deliveries

•	June was the fourth consecutive month-over-month retail sales increase led by core brands: Chevrolet, GMC, Buick and Cadillac which were up 6 percent collectively compared with May

•	Camaro launch momentum builds with 9,300 total sales; demand outstrips supply with an additional 10,000 sold orders to be filled; vehicle ends the month with less than a 7-day supply

DETROIT – General Motors dealers in the United States delivered 176,571 total vehicles in June, down 33.6 percent compared with a year ago. However, when comparing GM’s June retail sales with May, volume was up 10 percent, or more than 13,000 cars, crossovers and trucks resulting in the fourth consecutive month-over-month retail sales increase.

“We’re pleased with our retail performance for the month, and it shows consumers’ strong attraction to our products – such as the Camaro, Aveo, Traverse, LaCrosse, Lucerne, CTS, DTS and STS – which all saw retail sales gains compared with May,” said Mark LaNeve, vice president, GM North America Vehicle Sales, Service and Marketing. “Customers are cautiously coming back into the market, although the industry remains very weak at approximately a 10 million SAAR (Seasonally Adjusted Annualized Rate). The reinvention of GM remains on track and we have compelling new offers in July, including 0 percent financing for up to 72 months available through GMAC and the Federal CARS (Car Allowance Rebate System) ‘Cash for Clunkers’ plan that encourages consumers to trade in their old car or truck for a new fuel-efficient GM product.”

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Although GM retail sales were up in June, fleet sales of 32,725 vehicles were down 49 percent compared to a year ago, contributing to an overall sales decline of 89,366 vehicles versus June 2008. This drop in fleet sales was a direct result of a strategic decision GM made to schedule down weeks at a number of its plants to tightly control inventories and better enable GM dealers to reduce their stock of vehicles. GM total truck sales in June (including crossovers) of 93,458 were down 40 percent, and car sales of 83,113 were off 24 percent compared with a year ago.

When compared with May’s retail performance, there were several product highlights in GM’s core brands to note:

•

Chevrolet car retail sales were up 8 percent driven by Camaro and Aveo. Avalanche, Colorado, HHR, Equinox, Suburban and Traverse also saw retail sales increases with Chevrolet retail truck sales up 2 percent. Total Chevrolet vehicle retail sales increased 4 percent

•

Buick Enclave saw a retail sales increase, pushing its crossover sales up 5 percent. Buick retail car sales increased 17 percent with Lucerne up 21 percent and LaCrosse up 12 percent. Buick retail sales increased 11 percent

•

Cadillac car retail sales increased 16 percent with CTS, DTS and STS all pushing retail volume higher. Truck retail deliveries increased 3 percent as Escalade EXT and ESV both saw retail increases. Cadillac crossover retail sales increased 26 percent as SRX saw a retail sales increase too. Cadillac retail sales overall were up 14 percent

•	GMC crossover retail sales were up 2 percent, pushed by Acadia deliveries. Canyon retail sales were up 43 percent and Yukon XL retail sales increased 19 percent

“Our outstanding products continue to compete strongly in the market,” LaNeve said. “Camaro is the hottest product in America and probably led the sport segment with more than 9,300 vehicles delivered in June without any incentives. Additionally, we are offering the best selection of crossovers with Traverse, Acadia, Outlook and Enclave and we just announced very affordable pricing on the all-new GMC Terrain crossover. We invite consumers to visit dealer showrooms to shop and compare for themselves. We are confident they will be pleasantly surprised by the compelling designs, segment-leading fuel economy and outstanding value that our new cars, trucks and crossovers have to offer.”

A total of 1,454 GM hybrid vehicles were delivered in the month, illustrating the wide range of hybrid product offerings available. GM offers the Chevrolet Malibu, Tahoe and Silverado, GMC Yukon and Sierra, Cadillac Escalade, Saturn Aura and Vue hybrids. So far, in 2009, GM has delivered 8,349 hybrid vehicles.

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GM’s four non-core brands saw total sales declines compared with a year ago as Saturn declined 60 percent; Saab was off 58 percent, HUMMER dropped 48 percent and Pontiac declined 16 percent.

GM inventories dropped compared with a year ago, and are on track to approach the half-million mark as planned. At the end of June, about 582,000 vehicles were in stock, down about 206,000 vehicles (or 26 percent) compared with last year, and are down approximately 33 percent compared with January. There were about 250,000 cars and 332,000 trucks (including crossovers) in inventory at the end of June. Inventories were reduced about 93,000 vehicles compared with May.

GM Certified Sales

GM Certified Used Vehicles, Saturn Certified Pre-Owned Vehicles, Cadillac Certified Pre-Owned Vehicles, Saab Certified Pre-Owned Vehicles, and HUMMER Certified Pre-Owned Vehicles, combined sold 31,660 vehicles.

GM Certified Used Vehicles, the industry’s top-selling certified brand, posted June sales of 27,446 vehicles, down 25 percent from June 2008. Saturn Certified Pre-Owned Vehicles sold 990 vehicles, down 15 percent. Cadillac Certified Pre-Owned Vehicles sold 2,624 vehicles, down 20 percent. Saab Certified Pre-Owned Vehicles sold 396 vehicles, down 53 percent. HUMMER Certified Pre-Owned Vehicles posted a gain with 204 vehicles sold, up 53 percent.

“GM’s certified used/pre-owned programs provide tremendous value and added assurance to customers, and we remain positive about the market,” said LaNeve. “Our Certified Used Vehicles offer the largest selection in the industry and strong factory-backed warranties, such as the 12-month/12,000 mile bumper-to-bumper warranty (whichever comes first). It’s important that consumers understand we will continue to honor our warranty commitment at our national network of dealers on current and future General Motors Certified Used/Pre-Owned vehicles. Our warranties offer the peace of mind in purchasing a durable and reliable vehicle. As we move forward in this new chapter of GM, we will work to meet the needs of our customers, whether they purchase new or Certified Used and Pre-Owned vehicles. See your dealer for more details regarding our warranties.”

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GM North America reports preliminary June 2009 production; Q2 2009 production preliminary actuals at 394,000 vehicles

In June, the region’s preliminary actual production was 88,000 vehicles (52,000 cars and 36,000 trucks). This is down 253,000 vehicles or 74 percent compared with June 2008 when the region produced 341,000 vehicles (135,000 cars and 206,000 trucks). (Production totals include joint venture production of 12,000 vehicles in June 2009 and 16,000 vehicles in June 2008.)

The region’s 2009 second-quarter preliminary actual production was 394,000 vehicles (170,000 cars and 224,000 trucks), which is down about 53 percent compared with a year ago. GM North America built 834,000 vehicles (382,000 cars and 452,000 trucks) in the second-quarter of 2008.

About GM: General Motors Corp., one of the world’s largest automakers, was founded in 1908, and today manufactures cars and trucks in 34 countries. With its global headquarters in Detroit, GM employs 235,000 people in every major region of the world, and sells and services vehicles in some 140 countries. In 2008, GM sold 8.35 million cars and trucks globally under the following brands: Buick, Cadillac, Chevrolet, GMC, GM Daewoo, Holden, Hummer, Opel, Pontiac, Saab, Saturn, Vauxhall and Wuling. GM’s largest national market is the United States, followed by China, Brazil, the United Kingdom, Canada, Russia and Germany. GM’s OnStar subsidiary is the industry leader in vehicle safety, security and information services. More information on GM can be found at www.gm.com.

Note: GM sales and production results are available on GM Media OnLine at http://media.gm.com/us/gm/en by clicking on News, then Sales/Production. In this press release and related comments by General Motors management, we use words like “expect,” “anticipate,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions to identify forward-looking statements, representing our current judgment about possible future events. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to have the 363 sale approved by the Bankruptcy Court and to complete it on an expedited timeline; our ability to sustain vehicle sales in the U.S. and globally while we carry out our restructuring plans; the ability of our foreign subsidiaries to restructure, enter into the new investment arrangements they have announced, and receive other financial support from their local governments; our ability to build consumers’ confidence in our viability following Chapter 11 proceedings and to continue to attract customers, particularly for our new products; our ability to continue to sell, spin-off or phase out some of our brands, to manage the distribution channels for our products, and to complete other planned asset sales; and the overall strength and stability of general economic conditions and of the automotive industry, both in the U.S. and globally. GM’s most recent annual report on Form 10-K and quarterly report on Form 10-Q provide information about these factors, which may be revised or supplemented in future reports to the SEC on Form 10-Q or 8-K.

# # #

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Contact:

John McDonald

GM Corporate News

313-667-3714 (office)

313-418-2139 (mobile)

john.m.mcdonald@gm.com

General Motors dealers in the United States reported the following deliveries:

	June				(Calendar Year-to-Date) January - June
*S/D Curr: 25 *S/D Prev: 24	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Vehicle Total	176,571	265,937	-33.6	-36.3	954,356	1,604,942	-40.5
Car Total	83,113	109,224	-23.9	-26.9	402,530	689,507	-41.6
Light Truck Total	91,672	153,105	-40.1	-42.5	544,988	899,728	-39.4
Light Vehicle Total	174,785	262,329	-33.4	-36.0	947,518	1,589,235	-40.4
Truck Total	93,458	156,713	-40.4	-42.7	551,826	915,435	-39.7

GM Vehicle Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	8,601	9,631	-10.7	-14.3	47,223	71,163	-33.6
Cadillac Total	8,473	14,337	-40.9	-43.3	48,583	88,709	-45.2
Chevrolet Total	106,712	159,998	-33.3	-36.0	596,932	964,665	-38.1
GMC Total	19,668	30,713	-36.0	-38.5	118,471	197,220	-39.9
HUMMER Total	1,078	2,072	-48.0	-50.1	6,191	16,158	-61.7
Pontiac Total	23,740	28,402	-16.4	-19.8	88,794	152,754	-41.9
Saab Total	779	1,872	-58.4	-60.1	5,386	12,068	-55.4
Saturn Total	7,520	18,912	-60.2	-61.8	42,776	102,205	-58.1

GM Vehicle Total	176,571	265,937	-33.6	-36.3	954,356	1,604,942	-40.5

GM Car Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	4,807	6,534	-26.4	-29.4	26,301	48,825	-46.1
Cadillac Total	6,138	8,568	-28.4	-31.2	33,043	58,637	-43.6
Chevrolet Total	46,180	57,868	-20.2	-23.4	240,979	387,916	-37.9
Pontiac Total	22,630	26,140	-13.4	-16.9	81,814	140,733	-41.9
Saab Total	602	1,710	-64.8	-66.2	3,851	10,152	-62.1
Saturn Total	2,756	8,404	-67.2	-68.5	16,542	43,244	-61.7

GM Car Total	83,113	109,224	-23.9	-26.9	402,530	689,507	-41.6

GM Light Truck Deliveries by Marketing Division

	2009	2008	%Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Buick Total	3,794	3,097	22.5	17.6	20,922	22,338	-6.3
Cadillac Total	2,335	5,769	-59.5	-61.1	15,540	30,072	-48.3
Chevrolet Total	59,631	100,912	-40.9	-43.3	352,639	570,624	-38.2
GMC Total	18,783	28,323	-33.7	-36.3	114,947	187,638	-38.7
HUMMER Total	1,078	2,072	-48.0	-50.1	6,191	16,158	-61.7
Pontiac Total	1,110	2,262	-50.9	-52.9	6,980	12,021	-41.9
Saab Total	177	162	9.3	4.9	1,535	1,916	-19.9
Saturn Total	4,764	10,508	-54.7	-56.5	26,234	58,961	-55.5

GM Light Truck Total	91,672	153,105	-40.1	-42.5	544,988	899,728	-39.4

*	Twenty-five selling days (S/D) for the June period this year and twenty-four for last year.
**	Effective August 2007, GM includes GMC & Chevrolet dealer deliveries of commercial vehicles distributed by American Isuzu Motors, Inc.

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 1 of 4

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GM Car Deliveries - (United States)

June 2009

	June				(Calendar Year-to-Date) January - June
	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Selling Days (S/D)	25	24			25	24

LaCrosse	1,964	2,651	-25.9	-28.9	9,942	21,170	-53.0
Lucerne	2,843	3,883	-26.8	-29.7	16,359	27,655	-40.8
Buick Total	4,807	6,534	-26.4	-29.4	26,301	48,825	-46.1

CTS	3,193	4,626	-31.0	-33.7	20,559	31,990	-35.7
DTS	1,627	2,235	-27.2	-30.1	8,110	16,208	-50.0
STS	1,220	1,590	-23.3	-26.3	3,914	9,711	-59.7
XLR	98	117	-16.2	-19.6	460	728	-36.8
Cadillac Total	6,138	8,568	-28.4	-31.2	33,043	58,637	-43.6

Aveo	2,217	4,511	-50.9	-52.8	11,886	30,482	-61.0
Camaro	9,320	0	***.*	***.*	15,397	0	***.*
Cobalt	6,847	20,888	-67.2	-68.5	51,676	114,250	-54.8
Corvette	1,396	2,082	-32.9	-35.6	7,498	14,954	-49.9
Impala	14,931	16,671	-10.4	-14.0	78,687	138,952	-43.4
Malibu	11,466	13,650	-16.0	-19.4	75,829	88,575	-14.4
Monte Carlo	3	56	-94.6	-94.9	6	690	-99.1
SSR	0	10	***.*	***.*	0	13	***.*
Chevrolet Total	46,180	57,868	-20.2	-23.4	240,979	387,916	-37.9

G3 Wave	515	0	***.*	***.*	1,215	0	***.*
G5	1,671	2,566	-34.9	-37.5	4,856	12,491	-61.1
G6	9,731	14,620	-33.4	-36.1	39,622	85,682	-53.8
G8	3,622	1,536	135.8	126.4	15,691	6,270	150.3
GTO	0	33	***.*	***.*	0	52	***.*
Grand Prix	36	812	-95.6	-95.7	235	6,947	-96.6
Solstice	939	1,688	-44.4	-46.6	2,684	6,881	-61.0
Vibe	6,116	4,885	25.2	20.2	17,511	22,410	-21.9
Pontiac Total	22,630	26,140	-13.4	-16.9	81,814	140,733	-41.9

9-2X	0	2	***.*	***.*	0	3	***.*
9-3	503	1,442	-65.1	-66.5	3,180	8,631	-63.2
9-5	99	266	-62.8	-64.3	671	1,518	-55.8
Saab Total	602	1,710	-64.8	-66.2	3,851	10,152	-62.1

Astra	595	888	-33.0	-35.7	4,210	4,365	-3.6
Aura	1,717	5,897	-70.9	-72.0	10,661	32,938	-67.6
ION	9	38	-76.3	-77.3	12	307	-96.1
Sky	435	1,581	-72.5	-73.6	1,659	5,634	-70.6
Saturn Total	2,756	8,404	-67.2	-68.5	16,542	43,244	-61.7

GM Car Total	83,113	109,224	-23.9	-26.9	402,530	689,507	-41.6

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 2 of 4

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GM Truck Deliveries - (United States)

June 2009

	June				(Calendar Year-to-Date) January - June
	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Selling Days (S/D)	25	24			25	24

Enclave	3,771	2,986	26.3	21.2	20,876	21,757	-4.0
Rainier	1	9	-88.9	-89.3	4	105	-96.2
Rendezvous	8	10	-20.0	-23.2	9	22	-59.1
Terraza	14	92	-84.8	-85.4	33	454	-92.7
Buick Total	3,794	3,097	22.5	17.6	20,922	22,338	-6.3

Escalade	1,043	2,216	-52.9	-54.8	7,549	12,328	-38.8
Escalade ESV	431	1,098	-60.7	-62.3	2,880	5,854	-50.8
Escalade EXT	184	399	-53.9	-55.7	1,256	2,401	-47.7
SRX	677	2,056	-67.1	-68.4	3,855	9,489	-59.4
Cadillac Total	2,335	5,769	-59.5	-61.1	15,540	30,072	-48.3

Chevy C/T Series	18	43	-58.1	-59.8	31	148	-79.1
Chevy W Series	58	108	-46.3	-48.4	383	951	-59.7
Colorado	2,909	5,842	-50.2	-52.2	16,908	32,351	-47.7
Equinox	4,108	7,411	-44.6	-46.8	25,151	42,101	-40.3
Express Cutaway/G Cut	1,264	1,092	15.8	11.1	5,650	6,714	-15.8
Express Panel/G Van	3,196	3,794	-15.8	-19.1	14,202	26,810	-47.0
Express/G Sportvan	1,298	2,727	-52.4	-54.3	6,752	7,751	-12.9
HHR	6,193	11,126	-44.3	-46.6	30,724	50,818	-39.5
Kodiak 4/5 Series	558	758	-26.4	-29.3	2,181	4,050	-46.1
Kodiak 6/7/8 Series	267	309	-13.6	-17.0	719	976	-26.3
Suburban (Chevy)	1,958	5,549	-64.7	-66.1	14,721	27,921	-47.3
Tahoe	4,114	10,426	-60.5	-62.1	32,215	52,193	-38.3
TrailBlazer	1,004	10,516	-90.5	-90.8	7,142	40,633	-82.4
Traverse	7,289	0	***.*	***.*	40,679	0	***.*
Uplander	203	5,490	-96.3	-96.5	1,416	33,711	-95.8

Avalanche	1,329	2,649	-49.8	-51.8	7,130	18,301	-61.0
Silverado-C/K Pickup	24,766	34,290	-27.8	-30.7	149,949	231,320	-35.2
Chevrolet Fullsize Pickups	26,095	36,939	-29.4	-32.2	157,079	249,621	-37.1

Chevrolet Total	60,532	102,130	-40.7	-43.1	355,953	576,749	-38.3

Acadia	4,634	4,197	10.4	6.0	27,360	38,269	-28.5
Canyon	768	1,761	-56.4	-58.1	5,197	8,684	-40.2
Envoy	714	2,012	-64.5	-65.9	3,645	12,959	-71.9
GMC C/T Series	72	67	7.5	3.2	242	287	-15.7
GMC W Series	115	208	-44.7	-46.9	778	1,438	-45.9
Savana Panel/G Classic	448	1,137	-60.6	-62.2	2,791	5,221	-46.5
Savana Special/G Cut	152	518	-70.7	-71.8	4,214	5,917	-28.8
Savana/Rally	121	76	59.2	52.8	509	658	-22.6
Sierra	9,014	12,409	-27.4	-30.3	50,067	83,174	-39.8
Terrain	1	0	***.*	***.*	3	0	***.*
Topkick 4/5 Series	385	1,761	-78.1	-79.0	1,399	5,684	-75.4
Topkick 6/7/8 Series	313	354	-11.6	-15.1	1,105	2,173	-49.1
Yukon	1,832	3,814	-52.0	-53.9	14,353	19,855	-27.7
Yukon XL	1,099	2,399	-54.2	-56.0	6,808	12,901	-47.2
GMC Total	19,668	30,713	-36.0	-38.5	118,471	197,220	-39.9

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 3 of 4

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GM Truck Deliveries - (United States)

June 2009

	June				(Calendar Year-to-Date) January - June
	2009	2008	% Chg Volume	%Chg per S/D	2009	2008	%Chg Volume
Selling Days (S/D)	25	24			25	24

HUMMER H1	0	0	***.*	***.*	0	12	***.*
HUMMER H2	193	417	-53.7	-55.6	1,020	3,753	-72.8
HUMMER H3	649	1,655	-60.8	-62.4	3,845	12,393	-69.0
HUMMER H3T	236	0	***.*	***.*	1,326	0	***.*
HUMMER Total	1,078	2,072	-48.0	-50.1	6,191	16,158	-61.7

Montana SV6	0	32	***.*	***.*	0	64	***.*
Torrent	1,110	2,230	-50.2	-52.2	6,980	11,957	-41.6
Pontiac Total	1,110	2,262	-50.9	-52.9	6,980	12,021	-41.9

9-7X	177	162	9.3	4.9	1,535	1,916	-19.9
Saab Total	177	162	9.3	4.9	1,535	1,916	-19.9

Outlook	1,734	1,625	6.7	2.4	8,237	13,060	-36.9
Relay	7	15	-53.3	-55.2	12	149	-91.9
VUE	3,023	8,868	-65.9	-67.3	17,985	45,752	-60.7
Saturn Total	4,764	10,508	-54.7	-56.5	26,234	58,961	-55.5

GM Truck Total	93,458	156,713	-40.4	-42.7	551,826	915,435	-39.7

Global Market and Industry Analysis - Sales Reporting and Data Management	Page 4 of 4

GM Production Schedule - 07/01/09

				GME [2]	GMLAAM [3]	GMAP [4]	Total Worldwide	Memo: Joint Venture
	GMNA							GMNA [1]		International [5]
Units 000s	Car [1]	Truck [1]	Total					Car	Truck
2009 Q2 # *	170	224	394	324	214	599	1,531	11	17	470
O/(U) prior forecast	(2)	6	4	8	0	29	41	(1)	1	26

	GMNA			GME	GMLAAM	GMAP	Total Worldwide	GMNA [1]		International [5]
Units 000s	Car	Truck	Total					Car	Truck
2003
1st Qtr.	591	860	1,451	491	127	77	2,146	19	24	NA
2nd Qtr.	543	837	1,380	488	128	90	2,086	19	24	NA
3rd Qtr.	492	753	1,245	393	135	120	1,893	20	17	NA
4th Qtr.	558	827	1,385	446	157	133	2,121	16	20	NA

CY	2,184	3,277	5,461	1,818	547	420	8,246	74	85	NA

2004
1st Qtr.	525	820	1,345	473	159	296	2,273	19	19	247
2nd Qtr.	543	846	1,389	503	172	337	2,401	18	48	284
3rd Qtr.	463	746	1,209	411	185	314	2,119	16	43	261
4th Qtr.	466	811	1,277	442	200	386	2,305	17	47	324

CY	1,997	3,223	5,220	1,829	716	1,333	9,098	70	158	1,116

2005
1st Qtr.	470	712	1,182	502	185	335	2,204	16	51	286
2nd Qtr.	458	789	1,247	501	195	398	2,341	17	49	337
3rd Qtr.	423	723	1,146	412	207	409	2,174	15	50	199
4th Qtr.	483	798	1,281	443	188	420	2,332	14	68	197

CY	1,834	3,022	4,856	1,858	775	1,562	9,051	62	218	1,019

2006
1st Qtr.	496	759	1,255	494	194	472	2,415	18	50	246
2nd Qtr.	462	775	1,237	495	206	482	2,420	17	58	258
3rd Qtr.	417	633	1,050	374	215	433	2,072	12	48	202
4th Qtr.	446	661	1,107	443	215	509	2,274	11	43	260

CY	1,821	2,828	4,649	1,806	830	1,896	9,181	58	199	966

2007
1st Qtr.	399	664	1,063	511	222	544	2,340	15	35	287
2nd Qtr.	402	740	1,142	464	233	571	2,410	12	42	264
3rd Qtr.	367	653	1,020	396	251	489	2,156	11	39	252
4th Qtr.	358	684	1,042	457	253	627	2,380	11	45	323

CY	1,526	2,741	4,267	1,828	960	2,231	9,286	49	161	1,126

2008
1st Qtr.	360	525	885	493	243	612	2,233	12	42	336
2nd Qtr.	382	452	834	495	276	619	2,224	20	36	320
3rd Qtr.	436	479	915	348	276	500	2,039	21	29	265
4th Qtr.	365	450	815	214	166	453	1,648	17	12	261

CY	1,543	1,906	3,449	1,550	961	2,184	8,144	70	119	1,182

2009
1st Qtr.	116	255	371	267	185	507	1,330	11	8	363
2009 Q2 #	170	224	394	324	214	599	1,531	11	17	470

*	Variance reported only if current production estimate by region differs from prior production estimate by 5K units or more
#	Denotes estimate

All Numbers may vary due to rounding

[1]	GMNA includes joint venture production - NUMMI units included in GMNA Car; HUMMER and CAMI units included in GMNA Truck
[2]	GME includes GM-AvtoVAZ joint venture production beginning in Q1 2004
[3]	GMLAAM includes GM Egypt joint venture from 2001 through current calendar year
[4]

GMAP includes joint venture production: Shanghai GM Norsom Motors (formerly Jinbei GM) and Shanghai GM beginning in 2000 and SAIC-GM-Wuling and GM Daewoo Auto Technologies (GMDAT) beginning in Q1 2004.

[5]

International joint venture production includes GM-AvtoVAZ, GM Egypt, Shanghai GM Norsom Motors, Shanghai GM, SAIC-GM-Wuling, and GMDAT. Starting in Q3 2005 International joint venture production does not include GMDAT.

This report is governed by the Forward Looking Statements language found in the Terms and Conditions on the GM Institutional Investor website.